UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): February 17, 2005

Commission File Number	Exact name of registrants as specified in their charters, state of incorporation, address of principal executive offices, and telephone number	I.R.S. Employer Identification Number
1-15929 1-8349	Progress Energy, Inc.
       410 S. Wilmington Street
  Raleigh, North Carolina 27601-1748
       Telephone: (919) 546-6111
State of Incorporation: North Carolina

     Florida Progress Corporation
  d/b/a Progress Energy Florida, Inc.
          100 Central Avenue
  St. Petersburg, Florida 33701-3324
       Telephone: (727) 820-5151
    State of Incorporation: Florida
56-2155481 59-2147112

None

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Form 8-K is filed separately by two registrants: Progress Energy, Inc. and Florida Progress Corporation. Information contained herein relating to any individual registrant is filed by such registrant solely on its own behalf, and is not, and shall not, be deemed to be filed or disclosed by any other registrant.

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On February 17, 2005, Progress Energy, Inc., Progress Rail Services Corporation, Progress Metal Reclamation Company and Progress Fuels Corporation entered an Agreement and Plan of Merger pursuant to which two Progress Energy, Inc. subsidiaries, Progress Rail Services Corporation and Progress Metal Reclamation Company, will be sold for $405 million to Progress Rail Services Holdings Corp., PRSC Acquisition Corp. and PMRC Acquisition Co., which are subsidiaries of One Equity Partners, LLC, a private equity unit of J.P. Morgan Chase & Co. The purchase price is subject to adjustment based on actual working capital as of the closing date. The transaction is expected to close within 90 days and is subject to customary closing provisions and adjustments.

This combined report contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The matters discussed throughout this document that are not historical facts are forward-looking and, accordingly, involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made, and neither Progress Energy, Inc. (“Progress Energy” or the “Company”) nor Florida Progress Corporation (“FPC”) undertakes any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made.

Examples of factors that you should consider with respect to any forward-looking statements made throughout this document include, but are not limited to, the following: the impact of fluid and complex government laws and regulations, including those relating to the environment; deregulation or restructuring in the electric industry that may result in increased competition and unrecovered (stranded) costs; the ability of the Company to implement its cost management initiatives as planned; the uncertainty regarding the timing, creation and structure of regional transmission organizations; weather conditions that directly influence the demand for electricity; the Company's ability to recover through the regulatory process, and the timing of such recovery of, the costs associated with the four hurricanes that impacted our service territory in 2004 or other future significant weather events; recurring seasonal fluctuations in demand for electricity; fluctuations in the price of energy commodities and purchased power; economic fluctuations and the corresponding impact on the Company and its subsidiaries' commercial and industrial customers; the ability of the Company's subsidiaries to pay upstream dividends or distributions to it; the impact on the facilities and the businesses of the Company from a terrorist attack; the inherent risks associated with the operation of nuclear facilities, including environmental, health, regulatory and financial risks; the ability to successfully access capital markets on favorable terms; the impact on the Company's nonfinancial conditions and ability to meet its cash and other financial obligations in the event our credit ratings are downgraded below investment grade; the impact that increases in leverage may have on the Company; the ability of the Company to maintain its current credit ratings; the impact of derivative contracts used in the normal course of business by the Company; investment performance of pension and benefit plans; the Company's ability to control costs, including pension and benefit expense, and achieve its cost management targets for 2007; the availability and use of Internal Revenue Code Section 29 (Section 29) tax credits by synthetic fuel producers and the Company's continued ability to use Section 29 tax credits related to its coal and synthetic fuel businesses; the impact to our financial condition and performance in the event it is determined the Company is not entitled to previously taken Section 29 tax credits; the impact of future accounting pronouncements regarding uncertain tax positions; the outcome of Progress Energy Florida, Inc.'s rate proceeding in 2005 regarding its future base rates; the Company's ability to manage the risks involved with the operation of its nonregulated plants, including dependence on third parties and related counter-party risks, and a lack of operating history; the Company's ability to manage the risks associated with its energy marketing operations; the outcome of any ongoing or future litigation or similar disputes and the impact of any such outcome or related settlements; and unanticipated changes in operating expenses and capital expenditures. Many of these risks similarly impact the Company's subsidiaries.

These and other risk factors are detailed from time to time in the Company's and FPC's filings with the United States Securities and Exchange Commission (SEC). Many, but not all, of the factors that may impact actual results are discussed in the “Risk Factors” sections of Progress Energy's and FPC's annual reports on Form 10-K for the year ended December 31, 2003, which were filed with the SEC on March 12, 2004. These reports should be read carefully. All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond the control of Progress Energy and FPC. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor can it assess the effect of each such factor on Progress Energy and FPC.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC. , and FLORIDA PROGRESS CORPORATION Registrants By: /s/ Robert H. Bazemore, Jr. Robert H. Bazemore, Jr. Chief Accounting Officer and Controller

Date: February 23, 2005